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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Standard Management Corporation
Indianapolis, Indiana

      We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan, and the Registration Statement (Form S-8 No. 333-101359) pertaining to the 2002 Stock Incentive Plan of Standard Management Corporation of our report dated February 28, 2005, relating to the 2004 consolidated financial statements and 2004 information included in the schedules of Standard Management Corporation and subsidiaries included in this Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 21, 2005